EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on an after-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures.
These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity. Beginning in the first quarter of 2013, the Company began reporting the operating results of WCC and certain operating results of Monaco as discontinued operations. The Company's previously issued condensed statements of revenues and expenses have been restated to reflect this change.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,487	$—	$—	$2,487
Finance revenues	—	58	(19)	39
Sales and revenues, net	2,487	58	(19)	2,526
Costs of products sold	2,363	—	—	2,363
Restructuring charges	4	2	—	6
Selling, general and administrative expenses	290	23	(1)	312
Engineering and product development costs	100	—	—	100
Interest expense	73	17	—	90
Other income, net	2	(3)	(18)	(19)
Total costs and expenses	2,832	39	(19)	2,852
Equity in income of non-consolidated affiliates	4	—	—	4
Income (loss) before equity income from financial services operations and income taxes	(341)	19	—	(322)
Equity income from financial services operations	12	—	(12)	—
Income (loss) from continuing operations before income taxes	(329)	19	(12)	(322)
Income tax expense	(15)	(7)	—	(22)
Income (loss) from continuing operations	(344)	12	(12)	(344)
Loss from discontinued operations, net of tax	(21)	—	—	(21)
Net income (loss)	(365)	12	(12)	(365)
Less: Income attributable to non-controlling interests	9	—	—	9
Net income (loss) attributable to Navistar International Corporation	$(374)	$12	$(12)	$(374)

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Six Months Ended April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,085	$—	$—	$5,085
Finance revenues	—	117	(39)	78
Sales and revenues, net	5,085	117	(39)	5,163
Costs of products sold	4,649	—	—	4,649
Restructuring charges	5	3	—	8
Selling, general and administrative expenses	556	43	(2)	597
Engineering and product development costs	211	—	—	211
Interest expense	130	35	(1)	164
Other income, net	(16)	(5)	(36)	(57)
Total costs and expenses	5,535	76	(39)	5,572
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(447)	41	—	(406)
Equity income from financial services operations	26	—	(26)	—
Income (loss) from continuing operations before income taxes	(421)	41	(26)	(406)
Income tax expense	(22)	(15)	—	(37)
Income (loss) from continuing operations	(443)	26	(26)	(443)
Loss from discontinued operations, net of tax	(30)	—	—	(30)
Net income (loss)	(473)	26	(26)	(473)
Less: Income attributable to non-controlling interests	24	—	—	24
Net income (loss) attributable to Navistar International Corporation	$(497)	$26	$(26)	$(497)

	For the Three Months Ended April 30, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$3,218	$—	$—	$3,218
Finance revenues	—	67	(24)	43
Sales and revenues, net	3,218	67	(24)	3,261
Costs of products sold	2,900	—	—	2,900
Restructuring charges	19	—	—	19
Impairment of intangible assets	10	—	—	10
Selling, general and administrative expenses	353	20	(1)	372
Engineering and product development costs	132	—	—	132
Interest expense	42	22	(2)	62
Other expense (income), net	37	(3)	(21)	13
Total costs and expenses	3,493	39	(24)	3,508
Equity in loss of non-consolidated affiliates	(4)	—	—	(4)
Income (loss) before equity income from financial services operations and income taxes	(279)	28	—	(251)
Equity income from financial services operations	18	—	(18)	—
Income (loss) from continuing operations before income taxes	(261)	28	(18)	(251)
Income tax benefit (expense)	133	(10)	—	123
Income (loss) from continuing operations	(128)	18	(18)	(128)
Loss from discontinued operations, net of tax	(34)	—	—	(34)
Net income (loss)	(162)	18	(18)	(162)
Less: Income attributable to non-controlling interests	10	—	—	10
Net income (loss) attributable to Navistar International Corporation	$(172)	$18	$(18)	$(172)

	For the Six Months Ended April 30, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$6,183	$—	$—	$6,183
Finance revenues	—	135	(48)	87
Sales and revenues, net	6,183	135	(48)	6,270
Costs of products sold	5,550	—	—	5,550
Restructuring charges	19	—	—	19
Impairment of intangible assets	10	—	—	10
Selling, general and administrative expenses	690	39	(2)	727
Engineering and product development costs	267	—	—	267
Interest expense	79	47	(3)	123
Other expense (income), net	69	(5)	(43)	21
Total costs and expenses	6,684	81	(48)	6,717
Equity in loss of non-consolidated affiliates	(11)	—	—	(11)
Income (loss) before equity income from financial services operations and income taxes	(512)	54	—	(458)
Equity income from financial services operations	35	—	(35)	—
Income (loss) from continuing operations before income taxes	(477)	54	(35)	(458)
Income tax benefit (expense)	218	(19)	—	199
Income (loss) from continuing operations	(259)	35	(35)	(259)
Loss from discontinued operations, net of tax	(43)	—	—	(43)
Net income (loss)	(302)	35	(35)	(302)
Less: Income attributable to non-controlling interests	23	—	—	23
Net income (loss) attributable to Navistar International Corporation	$(325)	$35	$(35)	$(325)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Assets
Cash and cash equivalents	$465	$40	$—	$505
Marketable securities	699	34	—	733
Restricted cash	32	85	—	117
Finance and other receivables, net	875	2,163	(71)	2,967
Inventories	1,465	11	—	1,476
Goodwill	275	—	—	275
Property and equipment, net	1,582	194	—	1,776
Investments in and advances to financial services operations	664	—	(664)	—
Investments in non-consolidated affiliates	52	—	—	52
Deferred taxes, net	224	32	—	256
Other assets	536	30	—	566
Total assets	$6,869	$2,589	$(735)	$8,723
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,644	$48	$(71)	$1,621
Debt	3,050	1,731	—	4,781
Postretirement benefits liabilities	3,374	50	—	3,424
Other liabilities	2,439	96	—	2,535
Total liabilities	10,507	1,925	(71)	12,361
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	35	—	—	35
Stockholders' equity (deficit) attributable to controlling interest	(3,677)	664	(664)	(3,677)
Total liabilities and stockholders' equity (deficit)	$6,869	$2,589	$(735)	$8,723

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Assets
Cash and cash equivalents	$1,059	$28	$—	$1,087
Marketable securities	446	20	—	466
Restricted cash	31	130	—	161
Finance and other receivables, net	843	2,247	(98)	2,992
Inventories	1,528	9	—	1,537
Goodwill	280	—	—	280
Property and equipment, net	1,497	163	—	1,660
Investments in and advances to financial services operations	628	—	(628)	—
Investments in non-consolidated affiliates	62	—	—	62
Deferred taxes, net	231	32	—	263
Other assets	562	32	—	594
Total assets	$7,167	$2,661	$(726)	$9,102
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,752	$32	$(98)	$1,686
Debt	2,905	1,866	—	4,771
Postretirement benefits liabilities	3,459	52	—	3,511
Other liabilities	2,311	83	—	2,394
Total liabilities	10,427	2,033	(98)	12,362
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	45	—	—	45
Stockholders' equity (deficit) attributable to controlling interest	(3,310)	628	(628)	(3,310)
Total liabilities and stockholders' equity (deficit)	$7,167	$2,661	$(726)	$9,102

Condensed Statements of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Six Months Ended April 30, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(473)	$26	$(26)	$(473)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	163	1	—	164
Depreciation of equipment leased to others	60	18	—	78
Amortization of debt issuance costs and discount	25	6	—	31
Deferred income taxes	20	—	—	20
Impairment of property and equipment and intangible assets	8	—	—	8
Gain on sales of investments and businesses, net	(13)	—	—	(13)
Equity in loss of non-consolidated affiliates	(2)	—	—	(2)
Equity in income of financial services affiliates	(26)	—	26	—
Dividends from non-consolidated affiliates	10	—	—	10
Change in intercompany receivables and payables	(27)	27	—	—
Other, net	18	116	—	134
Net cash provided by (used in) operating activities	(237)	194	—	(43)
Cash flows from investing activities
Purchases of marketable securities	(746)	(13)	—	(759)
Sales or maturities of marketable securities	492	—	—	492
Net change in restricted cash and cash equivalents	(1)	45	—	44
Capital expenditures	(106)	(1)	—	(107)
Purchase of equipment leased to others	(242)	(53)	—	(295)
Other investing activities	47	2	—	49
Net cash used in investing activities	(556)	(20)	—	(576)
Net cash provided by (used in) financing activities	205	(163)	—	42
Effect of exchange rate changes on cash and cash equivalents	(6)	1	—	(5)
Increase (decrease) in cash and cash equivalents	(594)	12	—	(582)
Cash and cash equivalents at beginning of the period	1,059	28	—	1,087
Cash and cash equivalents at end of the period	$465	$40	$—	$505

Condensed Statements of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Six Months Ended April 30, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Cash flows from operating activities
Net income (loss)	$(302)	$35	$(35)	$(302)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	135	1	—	136
Depreciation of equipment leased to others	9	15	—	24
Amortization of debt issuance costs and discount	14	5	—	19
Deferred income taxes	(203)	—	—	(203)
Impairment of property and equipment and intangible assets	38	—	—	38
Equity in loss of non-consolidated affiliates	11	—	—	11
Equity in income of financial services affiliates	(35)	—	35	—
Dividends from non-consolidated affiliates	4	—	—	4
Change in intercompany receivables and payables	80	(80)	—	—
Other, net	35	287	—	322
Net cash provided by (used in) operating activities	(214)	263	—	49
Cash flows from investing activities
Purchases of marketable securities	(563)	—	—	(563)
Sales or maturities of marketable securities	944	—	—	944
Net change in restricted cash and cash equivalents	8	174	—	182
Capital expenditures	(174)	(2)	—	(176)
Purchase of equipment leased to others	1	(29)	—	(28)
Acquisition of intangibles	(14)	—	—	(14)
Business acquisitions	(10)	—	—	(10)
Other investing activities	(11)	1	—	(10)
Net cash provided by investing activities	181	144	—	325
Net cash used in financing activities	(87)	(423)	—	(510)
Effect of exchange rate changes on cash and cash equivalents	(4)	1	—	(3)
Decrease in cash and cash equivalents	(124)	(15)	—	(139)
Cash and cash equivalents at beginning of the period	488	51	—	539
Cash and cash equivalents at end of the period	$364	$36	$—	$400